Silver Dragon Resources Inc. – Senior Management Changes

Toronto, Canada – June 2, 2008 – Silver Dragon Resources Inc. (OTC BB: SDRG.OB – News) announced today that the company has appointed Marc Hazout as the President and CEO of Silver Dragon Resources Inc. Colin Sutherland, the company’s interim CEO has stepped aside as CEO and CFO, but will remain as an Independent Director.

Mr. Hazout has issued the following Statement on behalf of the company:

"It is with great excitement that I accept the position of CEO of the company I founded. Some of the objectives and strategies of the company moving forward are as follows:

1.

The Company will build a layer of management with mining experience. Key members will be responsible for Exploration, Finance, and Operations in both China and Mexico.

2.

The Company has opened discussions in Mexico to toll-mill ore & raw material in order to establish a revenue stream which will help the Company fund its exploration and the development of our assets.

3.

The Company has been raising money via small private placements to help with expenses attributed to exploration and development of our assets. The Company raised $US 682,500 to date this year. The Company will continue raising money via private placements with the objective to keep dilution of our shares at a minimum.

4.

The Company will be looking at monetizing some of its assets in order to augment its cash flow and ensure increased value of share price.

5.

The Company continues to review possible candidates for further Board positions.

6.

The Company will be proceeding with its initiatives for this summer which will include:

a.

NI 43-101 conversion and reporting of geological exploration for our Laopandao and Dadi properties in China.

b.

Additional exploration and upgrade of our NI 43-101 reporting at our Cerro las Minitas project in Mexico.

I am excited about the direction of the company moving forward and we are confident that we can continue delivering value to our shareholders."

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metal company focused on the acquisition, exploration, development and operation of silver mines in proven silver districts exclusively in China and Mexico. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, and/or producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing Cerros las Minitas in Mexico and the nine Erbahuo properties in China. With operations in Mexico, the world’s leading producer of silver, and in China, the world’s largest consumer of silver, Silver Dragon is prepared to participate in China’s increasing demand for silver. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Projects, outcome and timing for the completion of further assays and Silver Dragon’s future prospects, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information, including risks associated with the mining industry such as economic factors, government regulation and approvals, environmental risks, actual results of exploration activities, future commodity prices, permitting timelines, capital expenditures, possible variations in ore reserves, resources, grade or recovery rates, requirements for additional capital, changes in laws or policies, changes in project parameters as plans continue to be refined, conclusions of economic evaluations as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.
Marc Hazout
(416) 223-8500 or Toll Fee: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com

Alessandro Motta
Investor Relations
(416) 223-8500 or Toll Fee: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com